UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2026

Date of Report (Date of earliest event reported)

XFLH Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-43120	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 The Green #6565
Dover, DE, 19901

(Address of Principal Executive Offices, and Zip Code)

(551) 358-2652

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value, and one right	XFLHU	New York Stock Exchange
Ordinary Shares, $0.0001 par value	XFLH	New York Stock Exchange
Rights to receive one-seventh (1/7th ) of one Ordinary Share	XFLHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On Wednesday, March 4, 2026, XFLH Capital Corporation (the “Company”) announced that holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) and rights (the “Rights”) included in the Units, with such trading to commence on March 9, 2026.

The Ordinary Shares and Rights that are separated will begin separate trading on the New York Stock Exchange (“NYSE”) under the symbols “XFLH” and “XFLHR,” respectively. Units not separated will continue to trade on NYSE under the symbol “XFLHU.” Holders of units will need to have their brokers contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, in order to separate the holders’ Units into Ordinary Shares and Rights.

On Wednesday, March 4, 2026, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the separate trading of the Ordinary Shares and Rights underlying the Units.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XFLH Capital Corporation

Dated: March 4, 2026	By:	/s/ Yanzhe Yang
	Name:	Yanzhe Yang
	Title:	Chief Executive Officer

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